Investor Contact: Olga Guyette, Director-Investor Relations (781) 356-9763 olga.guyette@haemonetics.com	Media Contact: Carla Burigatto, VP- Global Communications (781) 348-7263 carla.burigatto@haemonetics.com

FOR IMMEDIATE RELEASE

HAEMONETICS ANNOUNCES SALE OF INLOG HOLDINGS FRANCE SAS TO ABÉNEX CAPITAL

BOSTON, MA, July 24, 2020 - Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative hematology solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to sell its wholly-owned subsidiary Inlog Holdings France SAS to Abénex. Abénex is a fully independent private equity firm based in France. Inlog Holdings France SAS, through its subsidiary In Log SAS, develops and sells blood bank and hospital software solutions used predominantly in France and in several other countries outside of the U.S.

“This divestiture and the recent sale of our U.S. blood donor software help shift our portfolio toward our growth segments,” said Chris Simon, Haemonetics' President and CEO. “Software that supports our growth and sector leadership remain an important part our Innovation Agenda.”

Under the terms of the agreement, Haemonetics will transfer all of its ownership interest in Inlog Holdings France SAS and In Log SAS, including the EdgeSuite™ software solutions, such as EdgeBlood™, EdgeCell®, EdgeTrack™ and EdgeLab™, as well as the SapaNet™ software solution. These products provide a range of solutions to help meet operational needs for blood banks and blood centers and optimize workflow efficiencies in hospital labs to improve patient safety and streamline lab processes. Employees of In Log SAS will remain employees of In Log SAS following the closing of the transaction.

“We are enthusiastic about continuing what Haemonetics and the Inlog team have achieved over the last decade. We will rely on Inlog’s team to better serve its clients by investing in innovation and in people. We are convinced that Inlog has strong assets to grow within the European market,” said Thomas Peretti, Director at Abénex.

This transaction is expected to close in the third quarter of calendar 2020, subject to the satisfaction of customary closing conditions.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Haemonetics Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding the consummation of the proposed transaction described in this press release and statements regarding Haemonetics’ strategies, positioning, resources, capabilities, and expectations for future performance. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, any event, changes or other circumstance that delays or gives rise to the proposed transaction not being consummated, including the failure of the parties to satisfy conditions to completion of the transaction; the failure to realize the anticipated benefits of the transaction or the transaction having an unanticipated impact; Haemonetics’ ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully and the impact of competitive products and pricing and technical innovations that could render products marketed or under development by Haemonetics obsolete. These and other factors are identified and described in more detail in Haemonetics’ filings with the Securities and Exchange Commission. Haemonetics does not undertake to update these forward-looking statements.